Exhibit 8(d)

EIGHTH AMENDED AND RESTATED

SECURITIES LENDING AGENCY AGREEMENT

AGREEMENT, dated as of March 18, 2024, is entered into by and between BlackRock Institutional Trust Company, N.A., a national banking association (“BTC”), and each registered investment company listed on Schedule A hereto (each, a “Client”), each acting on behalf of the funds listed on Schedule A hereto or otherwise party to the Securities Lending Agreement (as defined below) from time to time (collectively, the “Funds”).

WHEREAS, each Client is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, BTC acts as the agent for each Client and its corresponding Funds for the purpose of lending Securities (as defined below) in the Accounts (as defined below) pursuant to a Seventh Amended and Restated Securities Lending Agency Agreement, dated as of January 1, 2022, and

WHEREAS, BTC and each Client desire to amend and restate such agreement on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Definitions.

Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meaning assigned to them in the applicable Securities Lending Agreement.

1.1 “Account” shall mean an account maintained under the supervision of the applicable Fund’s custodian or any sub-custodian on behalf of such Fund.

1.2 “Approved Investment” shall mean any type of investment permitted for Cash Collateral under the Securities Lending Guidelines.

1.3 “Authorized Person” shall be any officer of the Client and any other person, whether or not any such person is an officer or employee of the Client, duly authorized by resolutions of the Client to give Oral Instructions and/or Written Instructions on behalf of the Client, such persons to be designated in a Certificate which contains a specimen signature of such person.

1.4 “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein), its successors or equivalent and nominees.

1.5 “Borrower” shall mean any entity which is permitted to borrow Securities from the Client pursuant to then applicable law, regulation, and/or interpretation and pursuant to the Securities Lending Guidelines, and which has a valid Securities Lending Agreement in place with BTC.

1.6  “Business Day” shall mean, with respect to a Fund for which Securities loans are outstanding pursuant to this Agreement, a day on which both such Fund and BTC are open for business.

1.7 “Cash Collateral” shall mean either Fed funds or New York Clearing House funds or their equivalent if denominated in U.S. dollars, or the equivalent if the Cash Collateral is denominated in a currency other than U.S. dollars, as applicable for a particular loan of Securities.

1.8 “Cash Management Costs” shall mean the expenses incurred in connection with the management and investment of a Fund’s Cash Collateral, including fees and expenses payable to BTC, BlackRock Fund Advisors (“BFA”) or any other affiliate of BTC as a result of the investment of Cash Collateral in any joint account, fund or similar vehicle.

1.9 “Certificate” shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to BTC, which is actually received by BTC and signed on behalf of the Client by an Authorized Person or a person reasonably believed by BTC to be an Authorized Person.

1.10 “Collateral” shall mean Cash Collateral and Non-Cash Collateral, as applicable.

1.11 “Collateral Account” shall mean an account established and maintained by the Custodian for the purpose of holding Collateral, which in the case of Non-Cash Collateral may be an Account or other account established for the purpose of holding Non-Cash Collateral. A Collateral Account may include a joint account as permitted by the Securities Lending Guidelines.

1.12 “Custodian” shall mean State Street Bank and Trust Company, a trust company organized and existing under the laws of the Commonwealth of Massachusetts, or such other company that may from time to time be retained as custodian by the Client with respect to one or more Funds.

1.13 “Depository” shall mean the Depository Trust Company, Euroclear, and any other securities depository, sub-depository or clearing agency (and their respective successors and nominees) authorized under applicable law or regulation to act as a securities depository, sub- depository or clearing agency, including any foreign securities depository or sub-depository for the Client.

1.14 “Distributions” means interest, dividends and other payments and distributions, including non-cash distributions, received with respect to Collateral and Approved Investments.

1.15 “Government Security” shall mean book-entry Treasury securities (as defined in Subpart 0 of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or guaranteed by the United States government or any agency or instrumentality of the United States government.

1.16 “Letter of Credit” shall mean an unconditional and irrevocable letter of credit in favor of BTC as agent for a Fund issued by a bank other than the Borrower, the creditworthiness of which has been deemed to be acceptable by BTC and which meets any applicable requirements in the Securities Lending Guidelines.

1.17 “Non-Cash Collateral” means Government Securities and Letters of Credit plus such other non-cash collateral as may be then permitted by applicable law, regulation and/or interpretation, and the Securities Lending Guidelines.

1.18 “Oral Instructions” shall mean verbal instructions actually received by BTC from an Authorized Person or from a person reasonably believed by BTC to be an Authorized Person.

1.19 “Rebate” shall mean the amount payable by a Fund to a Borrower in connection with Securities loans at any time collateralized by Cash Collateral.

1.20 “Securities Lending Agreement” shall mean with respect to any Borrower, the agreement pursuant to which BTC lends securities on behalf of its customers (including the Funds) to such Borrower, as amended from time to time, which agreement shall meet any applicable requirements in the Securities Lending Guidelines. The Securities Lending Agreement may be in the form of a master agreement covering a series of Securities lending transactions from multiple lenders, including the Client.

1.21 “Securities Lending Guidelines” shall mean guidelines governing the Client’s Securities lending program adopted by the Client and provided to BTC from time to time. The Securities Lending Guidelines may address any aspect of the Client’s Securities lending program, including without limitation the kinds of Securities that may be lent, permissible forms of Collateral, permissible Approved Investments, the selection of Borrowers, and regular reporting to the Client.

1.22 “Securities Loan Fee” shall mean the amount payable by a Borrower to BTC, as agent for the Funds, pursuant to the applicable Securities Lending Agreement in connection with Securities loans, if any, collateralized by Non-Cash Collateral.

1.23 “Security” shall mean any Government Securities, non-U.S. securities, U.S. common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages, other obligations and financial assets, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, which are available for lending pursuant to this Agreement.

1.24 “Written Instructions” shall mean written communications actually received by BTC from an Authorized Person or from a person reasonably believed by BTC to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby BTC is able to verify with a reasonable degree of certainty the identity of the sender.

2.	Appointment; Scope of Agency Authority.

2.1 Appointment. The Client, on behalf of its Funds, hereby appoints BTC as its agent to lend Securities in the Accounts to Borrowers from time to time as hereinafter set forth, and BTC hereby accepts appointment as such agent and agrees to so act.

2.2 Securities Subject to Lending. Unless the Client provides BTC with Written Instructions to the contrary or otherwise agreed by the Client and BTC, all Securities maintained in the Accounts shall be available for lending pursuant to this Agreement.

2.3	Securities Lending Agreement.

(a) Attached hereto as Exhibit A are the standard forms of Securities Lending Agreements in effect between BTC and the Borrowers as of the date hereof. BTC shall provide the Client with any proposed material amendments or changes, and notify the Client of any such amendments or changes, to any form of Securities Lending Agreement to be used prior to their effectiveness. The Client may elect, without penalty, to terminate any Borrower if it opposes the change.

(b) BTC is hereby authorized to lend Securities in the Accounts to Borrowers pursuant to the Securities Lending Agreements, this Agreement and the Securities Lending Guidelines.

2.4 Loan Opportunities. The Client, on behalf of its Funds, acknowledges and agrees that BTC shall have the right to decline to make any loans of Securities under any Securities Lending Agreement, to discontinue lending or to terminate any loans of Securities under any Securities Lending Agreement in its sole discretion. The Client, on behalf of its Funds, agrees that it shall have no claim against BTC based on, or relating to, loans made for other customers, or loan opportunities refused hereunder, whether or not BTC has made fewer or more loans for any other customer than for a Fund, and whether or not any loan for another customer, or the opportunity refused, could have resulted in loans made hereunder.

2.5 Use of Book-Entry System and Depositories. The Client, on behalf of its Funds, hereby authorizes BTC on a continuous and on-going basis, to deposit in the Book-Entry System and any Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies under this Agreement. Where Securities, Non-Cash Collateral and Approved Investments eligible for deposit in the Book-Entry System or a Depository are transferred to the applicable Account or Collateral Account, BTC shall identify or cause to be identified as belonging to the applicable Fund a quantity of Securities in a fungible bulk of Securities shown on BTC’s account on the books of the Book-Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Depository will be commingled in accounts which include assets held by BTC for customers, including but not limited to accounts in which BTC acts in a fiduciary or agency capacity, as well as assets held by or on behalf of other clients or participants of the Book-Entry System or Depository.

2.6 Use of Third-Party Service Providers. The Client, on behalf of its Funds, hereby acknowledges and agrees that BTC may utilize third-party service providers to perform or analyze the functions described herein, including service providers in which BTC may have an ownership interest. As permitted by Section 5.8 below, these services may require the transmission, use or sharing of data created in Securities lending transactions involving the Funds. BTC shall bear the cost of any such service providers out of its portion of the proceeds from Securities lending.

2.7 Further Action. The Client authorizes and empowers BTC to execute in the Client’s name all agreements and documents as may be necessary or appropriate in BTC’s judgment to carry out the purposes of this Agreement.

3.	Representations and Warranties.

3.1 Client’s Representations. The Client hereby represents and warrants to BTC, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

(a) This Agreement and the Securities Lending Guidelines have been approved by the Board of Directors or Board of Trustees, as applicable, of the Client (the “Board”); this Agreement is, and, if properly entered into under the terms of this Agreement and the Securities Lending Guidelines, each Securities loan and Approved Investment will be, legally and validly entered into by the Client, on behalf of its Funds, does not, and will not, violate any statute, regulation, rule, order or judgment binding on the Fund, or any provision of the Client’s charter or by-laws, or any agreement binding on the Client or affecting its property, and is enforceable against the Client and each of its Funds in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally;

(b) The person executing this Agreement and all Authorized Persons acting on behalf of the Client or any Fund has and have been duly and properly authorized to do so;

(c) Each Fund is lending Securities as principal for its own account and it will not transfer, assign or encumber its interest in, or rights with respect to, any Securities loans; and

(d) All Securities available for lending pursuant to this Agreement are free and clear of all liens, claims, security interests and encumbrances that would preclude their being lent as contemplated by this Agreement. The Client shall promptly notify BTC in the manner agreed between the parties from time to time when any Securities are no longer subject to the representations contained in this sub-paragraph (d).

3.2 BTC’s Representations. BTC hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

(a) This Agreement is legally and validly entered into by BTC, does not and will not, violate any statute, regulation, rule, order or judgment binding on BTC, or any provision of BTC’s charter or by-laws, or any agreement binding on BTC or affecting its property, and is enforceable against BTC in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally;

(b) Both the person or persons executing this Agreement on behalf of BTC and all persons acting on BTC’s behalf pursuant to this Agreement have been duly and properly authorized to do so; and

(c) It will comply with all laws, rules and regulations, including without limitation the conditions of any exemptive orders granted to the Client by the Securities and Exchange Commission with respect to securities lending transactions, if required, applicable to the Securities lending transactions contemplated by this Agreement.

4.	Securities Lending Transactions.

4.1 Compliance with Securities Lending Guidelines. BTC hereby acknowledges receipt of the current Securities Lending Guidelines. The Client shall promptly notify BTC of any changes to the Securities Lending Guidelines. BTC acknowledges and agrees that it shall only lend Securities on behalf of the Funds in accordance with the conditions of the Securities Lending Guidelines applicable to the Funds’ lending agent.

4.2 Loan Initiation. From time to time BTC may lend Securities to Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Lending Agreement and the Securities Lending Guidelines. If instructed by the Client in writing, BTC shall refrain from lending a particular Security or from making loans to a particular Borrower.

4.3	Receipt of Collateral; Approved Investments.

(a) With respect to any Securities loan entered into on behalf of a Fund, BTC shall require that the Borrower deliver and maintain Collateral that is equal at all times during the term of the loan to at least the market value of the Securities loaned and any accrued interest thereon. If Cash Collateral is received, BTC is hereby authorized and directed, without obtaining any further approval from the Fund, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investments, including in the name of and on behalf of the Fund to redeem, withdraw or sell the same, and to receive distributions in the name of and on behalf of the Fund in accordance with the Securities Lending Guidelines. The Client hereby agrees to execute all necessary documents and take all necessary actions reasonably requested by BTC in order to permit BTC to so act with regard to Approved Investments. BTC shall instruct the Custodian to credit all Collateral, Approved Investments and Distributions received with respect to Collateral and Approved Investments to the applicable Collateral Account or Account, as the case may be, and mark its books and records to identify the Fund’s ownership thereof as appropriate.

(b) All Approved Investments shall be for the account and risk of the Fund. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower pursuant to the Securities Lending Agreement, the Fund agrees to pay BTC on demand cash in an amount equal to such deficiency.

(c) Except as otherwise provided herein, all Collateral, Approved Investments and Distributions credited to the applicable Collateral Account or Account, as the case may be, shall be controlled by, and subject only to the instructions of, BTC, and BTC shall not be required to comply with any instructions of the Client with respect to the same. BTC acknowledges that it has control of the Cash Collateral and the security entitlements relating to the Non-Cash Collateral on behalf of the Fund. The Fund has a perfected security interest in the Cash Collateral pursuant to UCC Section 9-104(a)(5) and the security entitlements relating to the Non- Cash Collateral pursuant to UCC Section 8-106(d)(3). “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law any or all of the perfection or priority of BTC’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions.

4.4 Distributions on Loaned Securities. Except as provided in the next sentence, all amounts received from the Borrower equivalent to all interest, dividends, and other distributions which the owner of the loaned Securities is entitled to receive (such equivalent, a “Loan Substitute Payment”) shall be credited to the Fund’s Account on the date such amounts are delivered by the Borrower to the Custodian. Any non-cash distribution on loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the applicable loan (and shall be considered to constitute loaned Securities) as of the date such non-cash distribution is declared payable whether or not it has been received by the Borrower, provided that any such addition shall be conditional upon the actual receipt of such non-cash distribution and may be reversed by the Custodian to the extent that such non-cash distribution is not received.

4.5 Mark to Market. BTC shall on each Business Day mark to market in U.S. dollars the value of all Collateral (other than Cash Collateral) and Securities loaned hereunder and accordingly receive and release Collateral in accordance with the applicable Securities Lending Agreement.

4.6 Collateral Substitutions. BTC may accept substitutions of Collateral in accordance with the applicable Securities Lending Agreement and the Securities Lending Guidelines and shall credit all such substitutions to the Collateral Account; provided, however, that unless other Collateral has been mutually agreed upon in writing by BTC and the Fund (including by means of the Securities Lending Guidelines), no other Collateral may be substituted for Cash Collateral.

4.7 Termination of Loans. In addition to BTC’s authority to terminate a loan of Securities pursuant to the terms of the applicable Securities Lending Agreement as described in Section 2.4 above, BTC shall terminate any Securities loan to a Borrower in accordance with the applicable Securities Lending Agreement promptly:

(a) upon receipt by BTC of Oral Instructions or Written Instructions instructing it to terminate a Securities loan; provided that the Client may require that each Security must be returned to the Fund by no later than the date which is the standard settlement date for trades of such Security entered into on the date such Oral Instruction or Written Instruction is received by BTC;

(b) upon receipt by BTC of Oral Instructions or Written Instructions pursuant to the Securities Lending Guidelines to no longer lend to a particular Borrower;

(c) upon receipt of written notice from the Client terminating this Agreement with respect to one or more Funds in accordance with Section 6; or

(d) as contemplated by the Securities Lending Guidelines.

4.8 Securities Loan Fee. BTC shall receive, hold and administer any applicable Securities Loan Fee paid by any Borrower pursuant to a Securities Lending Agreement and credit all such amounts received to the applicable Account of the lending Fund.

4.9 Borrower’s Financial Condition. BTC has delivered to any investment adviser to the Funds, each Borrower’s most recent statements required to be furnished to customers by Rule 17a-5(c) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as have been made available to BTC pursuant to the Securities Lending Agreements. BTC shall promptly deliver to any investment adviser for the Funds all statements and financial information subsequently delivered to BTC and required to be furnished to BTC under the Securities Lending Agreements.

4.10 Transfer Taxes and Necessary Costs. All transfer taxes and necessary costs with respect to the transfer of the loaned Securities by the Fund to the Borrower and the Borrower to the Fund upon the termination of the loan shall be paid by the Borrower in accordance with the applicable Securities Lending Agreement.

4.11 BTC’s Obligation. Except as specifically set forth herein, or in any applicable Securities Lending Agreement, BTC shall have no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Lending Agreement.

4.12 Loans to Affiliated Borrowers. The Client and BTC have obtained an exemptive order from the Securities and Exchange Commission that permits BTC to lend Securities on behalf of the Funds to Affiliated Borrowers, provided that such loans are made in accordance with the conditions and procedures outlined in the exemptive order. BTC shall only make loans to Affiliated Borrowers in accordance with such conditions and procedures, as they may be amended from time to time, and only so long as they remain applicable, and in accordance with the Securities Lending Guidelines.

5.	Concerning BTC.

5.1	Standard of Care: Indemnification.

(a) BTC shall not be liable for any costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees) incurred by the Fund, except to the extent those costs, expenses, damages, liabilities or claims result from BTC’s material breach of this Agreement or BTC’s negligence, willful misconduct, bad faith, or reckless disregard of its obligations and duties hereunder.

Neither the Client nor BTC shall have any obligation hereunder for costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees. In no event shall either party be liable to the other for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

(b) The Client, on behalf of its Funds, agrees to indemnify BTC and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims (including reasonable fees and expenses of counsel) which BTC may sustain or incur or which may be asserted against BTC by reason of or as a result of any action taken or omitted by BTC in connection with or arising out of BTC’s operating under and in compliance with this Agreement, except those costs, expenses, damages, liabilities or claims arising out of BTC’s negligence, bad faith, willful misconduct, or reckless disregard of its obligations and duties hereunder. Actions taken or omitted in reasonable reliance upon Oral Instructions or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by BTC to be genuine or bearing the signature of a person or persons reasonably believed by BTC to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be presumed to have been taken or omitted in good faith.

(c) BTC shall indemnify and hold harmless the Client and each of its Funds, the Client’s Board and its agents, and BFA or BlackRock Advisors, LLC, as applicable, each an investment adviser for the Funds, from any and all loss, liability, costs, damages, actions, and claims (“Loss”) to the extent that any such Loss arises out of the material breach of this Agreement by or negligent acts or omissions, bad faith or willful misconduct of BTC, its officers, directors or employees or any of its agents or subcustodians in connection with the Securities lending activities undertaken pursuant to this Agreement, provided that BTC’s indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to BTC.

(d) Prior to lending on behalf of any Fund, BTC shall have obtained a Guaranty and Indemnity from an entity, the creditworthiness of which is reasonably satisfactory to the Board of the Client, in favor of such Fund or Funds pursuant to which the guarantor will indemnify the Funds for losses due to a Borrower default on terms that are consistent in all material respects with the existing Guaranty and Indemnity by BlackRock, Inc. The Client and/or its Funds, at their expense, may obtain further indemnification against losses due to a Borrower default from a third party to which BTC is not a party.

5.2 No Obligation to Inquire. Without limiting the generality of the foregoing, BTC shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities or Approved Investments credited to any Account or Collateral Account.

5.3 Advice of Counsel. BTC may, with respect to questions of law, apply for and obtain the advice and opinion of counsel which may be counsel to the Client, provided that the foregoing shall not be deemed to be a waiver by the Client of any conflict of such counsel.

5.4 No Collection Obligations. BTC shall be under no obligation or duty to take action to effect collection from the issuer of any amounts payable in respect of Securities or Approved Investments if the issuer of such Securities or Approved Investments is in default, or if payment is refused after due demand and presentation.

5.5 Pricing Methods. BTC is authorized to utilize any recognized pricing information service or any other means of valuation specified in the applicable Securities Lending Agreement (“Pricing Methods”) in order to perform its valuation responsibilities with respect to loaned Securities, Collateral and Approved Investments, and the Fund agrees to hold BTC harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such Pricing Methods.

5.6 BTC’s Fee as Securities Lending Agent, etc.

(a) In connection with each Securities loan hereunder, the Fund shall, subject to Section 5.6(f), pay to BTC a percentage (the “BTC Fee Percentage”) of the net amount earned from Securities lending activities, consisting of income earned on the investment and reinvestment of Cash Collateral plus any Securities Loan Fees paid by the Borrowers. The net amount to be paid to BTC shall be computed after deducting (x) any Rebate due to the Borrowers under the applicable Securities Lending Agreement with the Borrowers and (y) Cash Management Costs. BTC has agreed to cap Cash Management Costs on an annualized basis to 0.04% of the daily value of the Cash Collateral; such cap, which may be raised or reduced upon mutual agreement between BTC and the Board of the Client, may be effected through caps of expenses incurred by a joint account, fund or similar vehicle in which Cash Collateral is invested or, to the extent such cap does not reduce Cash Management Costs to the agreed-upon percentage, through a waiver of fees received by BTC pursuant to this Agreement. The BTC Fee Percentage shall be such percentage as may from time to time be agreed upon by the Client, the Client’s Board and BTC and shall be set forth in writing. As of the date of this Agreement, the BTC Fee Percentage is:

(i)	19% for the Funds that are identified as “U.S. Equity Funds” in accordance with a methodology agreed to between BTC and the Client;

(ii)	18% for the Funds that are identified as “International Equity Funds” in accordance with a methodology agreed to between BTC and the Client;

(iii)	18% for the Funds that are identified as “Funds of Funds” in accordance with a methodology agreed to between BTC and the Client; and

(iv)	18% for the Funds that are identified as “Fixed Income Funds” in accordance with a methodology agreed to between BTC and the Client.

(b) Notwithstanding the foregoing, if at any point during a calendar year, the aggregate gross revenues earned by the Funds identified on Schedule A as Multi-Asset Complex Open-End Funds – Group A (the “Group A Funds”) and the funds identified on Schedule B hereto (and any future funds in the Multi-Asset Complex), prior to payment of compensation to the applicable lending agent, exceed $29,780,000 (the “Multi-Asset Complex Breakpoint”), the BTC Fee Percentage shall be equal to or reduced to, as applicable:

(i)	19% for the Group A Funds that are identified as “U.S. Equity Funds” in accordance with a methodology agreed to between BTC and the Client;

(ii)	15% for the Group A Funds that are identified as “International Equity Funds” in accordance with a methodology agreed to between BTC and the Client;

(iii)	15% for the Group A Funds that are identified as “Funds of Funds” in accordance with a methodology agreed to between BTC and the Client; and

(iv)	15% for the Group A Funds that are identified as “Fixed Income Funds” in accordance with a methodology agreed to between BTC and the Client,

in allocating net income after gross revenues for the calendar year equal the Multi-Asset Complex Breakpoint. The adjusted allocation shall become effective on incremental gross income starting on the next business day after the Multi-Asset Complex Breakpoint is reached. The “Multi-Asset Complex” refers to all of the Funds currently or in the future overseen by a board of directors/trustees consisting of the same individuals who comprise the members of the boards of directors/trustees of the Group A Funds listed on Schedule A and the funds listed on Schedule B.

(c) Notwithstanding the foregoing, if at any point during a calendar year, the aggregate gross revenues earned by the Funds in the Fixed-Income Complex identified on Schedule A as Fixed-Income Complex Open-End Funds – Group B (the “Group B Funds”) and the funds on Schedule C hereto (and any future funds in the Fixed-Income Complex), prior to payment of compensation to the applicable lending agent, exceed $3,700,000 (the “Fixed-Income Complex Breakpoint”), the BTC Fee Percentage shall be equal to or reduced to, as applicable:

(i)	19% for the Group B Funds that are identified as “U.S. Equity Funds” in accordance with a methodology agreed to between BTC and the Client;

(ii)	15% for the Group B Funds that are identified as “International Equity Funds” in accordance with a methodology agreed to between BTC and the Client;

(iii)	15% for the Group B Funds that are identified as “Funds of Funds” in accordance with a methodology agreed to between BTC and the Client; and

(iv)	15% for the Group B Funds that are identified as “Fixed Income Funds” in accordance with a methodology agreed to between BTC and the Client,

in allocating net income after gross revenues for the calendar year equal the Fixed-Income Complex Breakpoint. The adjusted allocation shall become effective on incremental gross income starting on the next business day after the Fixed-Income Complex Breakpoint is reached. The “Fixed-Income Complex” refers to all of the Funds currently or in the future overseen by a board of directors/trustees consisting of the same individuals (or a subset thereof) who comprise the members of the boards of directors/trustees of the Group B Funds listed on Schedule A and the funds listed on Schedule C.

(d) Notwithstanding the foregoing, if the fee calculated for a Fund and the Client pursuant to the above would result in an effective fee split of less than 70% of the sum of such Fund’s securities lending income (after deducting any Rebate due to the Borrowers under the applicable Securities Lending Agreement with the Borrowers) and Cash Management Costs for any day (the “Effective Fee Split Floor”), then BTC’s fees for such day shall be reduced to the extent necessary to provide such Fund with the Effective Fee Split Floor.

(e) BTC is authorized on a monthly basis to charge the fee owed to it by a Fund under this Section 5.6 against the applicable Account. Such fee shall be charged and paid at the end of each month. Subject to Section 5.6(f), BTC shall simultaneously therewith direct the Custodian to pay to the applicable Fund the net amount earned from Securities lending activities, as described in Sections 5.6(a) through (d), which is not paid to BTC as its fee.

(f) BTC shall be responsible for all transaction fees and all other operational costs relating to Securities lending activities, other than Cash Management Costs and extraordinary expenses (e.g., litigation and indemnification expenses), each to be borne by the respective Fund.

5.7 Reliance on Certificates and Instructions. The Client agrees to furnish to BTC a new Certificate whenever any then Authorized Person ceases to be an Authorized Person or additional Authorized Persons are appointed and authorized. BTC shall be entitled to rely, and shall be fully protected in acting, upon any Certificate, any information contained on any schedule hereto as may be amended in accordance with the terms hereof, and any Written or Oral Instruction actually received by BTC and reasonably believed by BTC to be duly authorized and delivered. The Client agrees to forward to BTC Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by BTC by the close of business of the same day that such Oral Instructions are given to BTC. The Client agrees that the fact that such confirming Written Instructions are not received on a timely basis or that contrary instructions are received by BTC shall in no way affect the validity or enforceability of the transactions authorized by the Client. BTC shall use reasonable efforts to report any subsequently received contrary instructions. In this regard, the records of BTC shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person reasonably believed by BTC to be an Authorized Person.

5.8 Disclosure of Information. BTC may not disclose or supply any information regarding the Client or Fund unless required by any law or governmental regulation now or hereafter in effect or requested to do so by the Client; provided that BTC may disclose or supply information regarding the Client and/or Fund and any transactions authorized by this Agreement as necessary in the sole discretion of BTC in order to facilitate, effect or continue any Securities loans hereunder or to assist in the analysis of the performance of the Securities lending program.

5.9 Reports. BTC shall furnish the Client and the Fund with reports relating to loans hereunder and other information requested by the Client and shall provide such reports to the Client’s Board upon request or as may be required by the Securities Lending Guidelines.

5.10 Force Majeure. Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for losses resulting from (i) any acts of God, fires, floods, or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, terrorist activity, or insurrection, or (ii) other happenings or events beyond the reasonable control or anticipation of the party affected, provided that (A) the affected party has in place appropriate business continuity procedures, systems and facilities and (B) the affected party uses its best efforts to avoid or remove the cause of such losses.

5.11 No Implied Duties.

(a) BTC shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and in the applicable Securities Lending Agreement, and no covenant or obligation shall be implied against BTC in connection with this Agreement.

(b) Neither the Client nor any of its Funds shall have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Client or any of its Funds in connection with this Agreement.

(c) Nothing in this Agreement shall be understood to imply that in performing the functions described herein, BTC is acting in the capacity of an investment adviser or is providing advice as to the value of Securities or as to the advisability of investing in, purchasing, or selling Securities.

6.	Termination.

6.1 Termination. This Agreement may be terminated at any time with respect to one or more Funds by either party upon delivery to the other party of a written notice specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice.

6.2 Cooperation. All parties shall take all commercially reasonable steps to cooperate to provide a smooth transition in the event of a termination.

6.3 Termination of Loans, etc. upon Termination of Agreement. Notwithstanding any such notice, this Agreement shall continue in full force and effect with respect to any loans of Securities that remain outstanding as of the date of termination; provided, however, that BTC shall promptly terminate all loans of Securities made pursuant to this Agreement and shall not make any further loans of Securities pursuant to this Agreement.

7.	Miscellaneous.

7.1 Exclusivity. During the term of this Agreement, the Client agrees that it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of any Fund of any Securities held by BTC in an Account from time to time; provided, however, that nothing in this provision shall prevent the Client from terminating this Agreement and/or hiring a securities lending agent other than BTC. The parties agree that this provision does not prohibit the Client from maintaining this Agreement during any transition period to another securities lending agent.

7.2 Notices.

(a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to BTC, shall be sufficiently given if addressed to BTC and received by it at its offices at 400 Howard Street, San Francisco, CA 94105, Attention: Securities Lending Department, with a copy to the General Counsel or at such other place as BTC may from time to time designate in writing.

(b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Client shall be sufficiently given if addressed to the Client and/or its Funds and received by Mutual Fund Administration, c/o BlackRock Fund Advisors, 400 Howard Street, San Francisco, California 94105, with a copy to: Legal Department, or at such other place as the Client may from time to time designate in writing.

7.3 Cumulative Rights and No Waiver. Each and every right granted to a party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

7.4 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

7.5 Amendments. This Agreement may not be amended or modified in any manner except by a written agreement executed by all parties.

7.6 Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

7.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without regard to conflict of laws principles thereof.

7.8 No Third Party Beneficiaries. In performing hereunder, BTC is acting solely on behalf of the Client and, except as specifically provided herein, no contractual or service relationship shall be deemed to be established hereby between BTC and any other person.

7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

7.10 Separate Agreement. Execution of this Agreement by more than one Client or on behalf of more than one Fund shall not create any contractual or other obligation between or among such Clients or Funds, and this Agreement shall constitute a separate agreement between BTC and each Client on behalf of each respective Fund. Every reference to Client or Fund shall be construed to be a reference solely to the particular Client or Fund that is a party to the relevant transaction. Each of the parties agrees that under no circumstances shall any rights, obligations, remedies or liabilities of a particular Client or Fund, or with respect to transactions to which a particular Client or Fund is a party, be deemed to constitute rights, obligations, remedies or liabilities applicable to any other Client or Fund or to transactions to which other Clients or Funds are parties, and BTC shall have no right to set off claims of any Client or Fund against property or liabilities of any other Client or Fund. All transactions are entered into in reliance on the fact that this Agreement constitutes a separate agreement between BTC and the Client or Fund.

7.11 SIPA Notice. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 (“SIPA”) OR THE DODD-FRANK ACT OF 2010 (“DFA”) MAY NOT PROTECT THE FUND WITH RESPECT TO THE SECURITIES LOAN TRANSACTION AND THAT, THEREFORE, THE COLLATERAL DELIVERED BY AN APPROVED BORROWER TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE OBLIGATION OF THE APPROVED BORROWER IN THE EVENT THE APPROVED BORROWER (OR ITS AGENT) FAILS TO RETURN THE SECURITIES. BTC SHALL NOT BE RESPONSIBLE FOR ANY LOSSES INCURRED OR LIABILITIES WHICH ARISE SOLELY DUE TO THE APPLICATION OF SIPA OR DFA TO THE SECURITIES LENDING TRANSACTIONS DESCRIBED HEREIN.

7.12 Survival of Indemnification. The indemnifications provided by a party hereunder shall be a continuing obligation of such party, its successors and assigns, notwithstanding the termination of any loans hereunder or of this Agreement.

7.13 No Personal Liability. It is understood and agreed that none of the interestholders, officers, agents or trustees of the Client or any of its Funds shall be personally liable hereunder. All persons contracting with or having a claim against the Client with respect to a Fund shall look solely to the assets of such Fund for payment of such contract or claim, and no Fund shall be liable for the obligations of any other Fund.

7.14 Business Trusts. With respect to a Client which is a business trust, BTC acknowledges and agrees that this Agreement is executed by such Client on behalf of the trustees of such Client as trustees and not individually; and no trustee, shareholder, officer, employee or agent of such business trust shall be held to any personal liability, nor shall resort be had to their property for the satisfaction of the Client’s obligations under this Agreement, and such obligations are binding only upon the assets and property of such Client.

7.15 Series Trusts. The parties acknowledge that the Client is an investment company, whose assets may be allocated to two or more series. In such case, BTC agrees to seek satisfaction of all obligations of such Client hereunder solely out of the assets of the series on whose behalf the Transaction(s) giving to the obligations was entered into. If the Client establishes two or more series, the Client shall so indicate on Schedule A or otherwise give notice thereof and identify such series, and from such time the liability of such series shall be limited as set forth above, as though and to the same extent as if such series was a separate and distinct Client hereunder.

[End of Text]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

EACH REGISTERED INVESTMENT COMPANY LISTED ON SCHEDULE A, on behalf of each of its series listed on Schedule A or as otherwise party to the Securities Lending Agreement from time to time

By:
Name: John Perlowski
Title: Managing Director

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.

By:
Name: Jason Strofs
Title: Managing Director

Schedule A

Multi-Asset Complex Open-End Funds – Group A

BlackRock ETF Trust

BlackRock Advantage Large Cap Income ETF

BlackRock Future Climate and Sustainable Economy ETF

BlackRock Future Financial & Technology ETF

BlackRock Future Health ETF

BlackRock Future Tech ETF

BlackRock Future U.S. Themes ETF

BlackRock Large Cap Core ETF

BlackRock Large Cap Value ETF

BlackRock U.S. Carbon Transition Readiness ETF

BlackRock U.S. Equity Factor Rotation ETF

BlackRock World ex U.S. Carbon Transition Readiness ETF

BlackRock FundsSM

iShares Developed Real Estate Index Fund

iShares Municipal Bond Index Fund

iShares Russell Mid-Cap Index Fund

iShares Russell Small/Mid-Cap Index Fund

iShares Short-Term TIPS Bond Index Fund

iShares Total U.S. Stock Market Index Fund

iShares U.S. Intermediate Credit Bond Index Fund

iShares U.S. Intermediate Government Bond Index Fund

iShares U.S. Long Credit Bond Index Fund

iShares U.S. Long Government Bond Index Fund

iShares U.S. Securitized Bond Index Fund

BlackRock Funds III

BlackRock Cash Funds: Institutional

BlackRock Cash Funds: Treasury

BlackRock Diversified Equity Fund

BlackRock Diversified Fixed Income Fund

BlackRock LifePath® Dynamic Retirement Fund

BlackRock LifePath® Dynamic 2025 Fund

BlackRock LifePath® Dynamic 2030 Fund

BlackRock LifePath® Dynamic 2035 Fund

BlackRock LifePath® Dynamic 2040 Fund

BlackRock LifePath® Dynamic 2045 Fund

BlackRock LifePath® Dynamic 2050 Fund

BlackRock LifePath® Dynamic 2055 Fund

BlackRock LifePath® Dynamic 2060 Fund

BlackRock LifePath® Dynamic 2065 Fund

BlackRock LifePath® ESG Index Retirement Fund

BlackRock LifePath® ESG Index 2025 Fund

BlackRock LifePath® ESG Index 2030 Fund

BlackRock LifePath® ESG Index 2035 Fund

Sch. A-1

BlackRock LifePath® ESG Index 2040 Fund

BlackRock LifePath® ESG Index 2045 Fund

BlackRock LifePath® ESG Index 2050 Fund

BlackRock LifePath® ESG Index 2055 Fund

BlackRock LifePath® ESG Index 2060 Fund

BlackRock LifePath® ESG Index 2065 Fund

BlackRock LifePath® Index Retirement Fund

BlackRock LifePath® Index 2025 Fund

BlackRock LifePath® Index 2030 Fund

BlackRock LifePath® Index 2035 Fund

BlackRock LifePath® Index 2040 Fund

BlackRock LifePath® Index 2045 Fund

BlackRock LifePath® Index 2050 Fund

BlackRock LifePath® Index 2055 Fund

BlackRock LifePath® Index 2060 Fund

BlackRock LifePath® Index 2065 Fund

iShares MSCI Total International Index Fund

iShares Russell 1000 Large-Cap Index Fund

iShares S&P 500 Index Fund

iShares U.S. Aggregate Bond Index Fund

BlackRock Index Funds, Inc.

iShares MSCI EAFE International Index Fund

iShares Russell 2000 Small-Cap Index Fund

Master Investment Portfolio

Diversified Equity Master Portfolio

International Tilts Master Portfolio

Large Cap Index Master Portfolio

Money Market Master Portfolio

S&P 500 Index Master Portfolio

Total International ex U.S. Index Master Portfolio

Treasury Money Market Master Portfolio

U.S. Total Bond Index Master Portfolio

Quantitative Master Series LLC

Master Small Cap Index Series

Sch. A-2

Fixed-Income Complex Open-End Funds – Group B

BlackRock ETF Trust II

BlackRock AAA CLO ETF

BlackRock Flexible Income ETF

BlackRock Floating Rate Loan ETF

BlackRock High Yield Muni Income Bond ETF

BlackRock Intermediate Muni Income Bond ETF

BlackRock Short-Term California Muni Bond ETF

BlackRock Total Return ETF

iShares Large Cap Deep Buffer ETF

iShares Large Cap Moderate Buffer ETF

BlackRock Funds VI

BlackRock Advantage CoreAlpha Bond Fund

Master Investment Portfolio II

Advantage CoreAlpha Bond Master Portfolio

Sch. A-3

Schedule B

Multi-Asset Complex Open-End Funds*

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Summit Cash Reserves Fund

BlackRock FundsSM

BlackRock Advantage Emerging Markets Fund

BlackRock Advantage International Fund

BlackRock Advantage Large Cap Growth Fund

BlackRock Advantage Small Cap Core Fund

BlackRock Advantage Small Cap Growth Fund

BlackRock China A Opportunities Fund

BlackRock Commodity Strategies Fund

BlackRock Defensive Advantage Emerging Markets Fund

BlackRock Defensive Advantage International Fund

BlackRock Defensive Advantage U.S. Fund

BlackRock Emerging Markets ex-China Fund

BlackRock Energy Opportunities Fund

BlackRock Exchange Portfolio

BlackRock Global Equity Absolute Return Fund

BlackRock Global Equity Market Neutral Fund

BlackRock Global Impact Fund

BlackRock Health Sciences Opportunities Portfolio

BlackRock High Equity Income Fund

BlackRock Infrastructure Sustainable Opportunities Fund

BlackRock International Dividend Fund

BlackRock Liquid Environmentally Aware Fund

BlackRock Mid-Cap Growth Equity Portfolio

BlackRock Real Estate Securities Fund

BlackRock Short Obligations Fund

BlackRock SMID-Cap Growth Equity Fund

BlackRock Sustainable Advantage Emerging Markets Equity Fund

BlackRock Sustainable Advantage Global Equity Fund

BlackRock Sustainable Advantage International Equity Fund

BlackRock Sustainable Advantage Large Cap Core Fund

BlackRock Tactical Opportunities Fund

BlackRock Technology Opportunities Fund

BlackRock U.S. Insights Long/Short Equity Fund

BlackRock Wealth Liquid Environmentally Aware Fund

Sch. B-1

BlackRock Funds II

BlackRock 20/80 Target Allocation Fund

BlackRock 40/60 Target Allocation Fund

BlackRock 60/40 Target Allocation Fund

BlackRock 80/20 Target Allocation Fund

BlackRock Dynamic High Income Portfolio

BlackRock Global Dividend Portfolio

BlackRock Managed Income Fund

BlackRock Multi-Asset Income Portfolio

BlackRock Retirement Income 2030 Fund

BlackRock Retirement Income 2040 Fund

BlackRock Funds VII, Inc.

BlackRock Sustainable Emerging Markets Equity Fund

BlackRock Sustainable International Equity Fund

BlackRock Sustainable U.S. Growth Equity Fund

BlackRock Sustainable U.S. Value Equity Fund

BlackRock Global Allocation Fund, Inc.

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Advantage Large Cap Core Fund

BlackRock Advantage Large Cap Value Fund

BlackRock Event Driven Equity Fund

BlackRock Liquidity Funds

BlackRock Liquid Federal Trust Fund

FedFund

MuniCash

TempCash

TempFund

T-Fund

Treasury Trust Fund

BlackRock Mid-Cap Value Series, Inc.

BlackRock Mid-Cap Value Fund

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Advantage Large Cap Core Portfolio

BlackRock Capital Appreciation Portfolio

BlackRock Global Allocation Portfolio

BlackRock Government Money Market Portfolio

BlackRock Sustainable Balanced Portfolio

Sch. B-2

BlackRock Series, Inc.

BlackRock International Fund

BlackRock Sustainable Balanced Fund, Inc.

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

BlackRock 60/40 Target Allocation ETF V.I. Fund

BlackRock Advantage Large Cap Core V.I. Fund

BlackRock Advantage Large Cap Value V.I. Fund

BlackRock Advantage SMID Cap V.I. Fund

BlackRock Basic Value V.I. Fund

BlackRock Capital Appreciation V.I. Fund

BlackRock Equity Dividend V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Government Money Market V.I. Fund

BlackRock International Index V.I. Fund

BlackRock International V.I. Fund

BlackRock Large Cap Focus Growth V.I. Fund

BlackRock Managed Volatility V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock Small Cap Index V.I. Fund

Managed Account Series

BlackRock GA Disciplined Volatility Equity Fund

BlackRock GA Dynamic Equity Fund

*	Funds have alternative securities lending agency arrangement.

Sch. B-3

Schedule C

Fixed-Income Complex Closed-End Funds*

BlackRock 2037 Municipal Target Term Trust

BlackRock Alpha Strategies Fund

BlackRock California Municipal Income Trust

BlackRock Capital Allocation Term Trust

BlackRock Core Bond Trust

BlackRock Corporate High Yield Fund, Inc.

BlackRock Credit Allocation Income Trust

BlackRock Credit Strategies Fund

BlackRock Debt Strategies Fund, Inc.

BlackRock Energy and Resources Trust

BlackRock Enhanced Capital and Income Fund, Inc.

BlackRock Enhanced Equity Dividend Trust

BlackRock Enhanced Global Dividend Trust

BlackRock Enhanced Government Fund, Inc.

BlackRock Enhanced International Dividend Trust

BlackRock ESG Capital Allocation Term Trust

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Floating Rate Income Trust

BlackRock Health Sciences Term Trust

BlackRock Health Sciences Trust

BlackRock Income Trust, Inc.

BlackRock Innovation and Growth Term Trust

BlackRock Investment Quality Municipal Trust, Inc.

BlackRock Limited Duration Income Trust

BlackRock Long-Term Municipal Advantage Trust

BlackRock MuniAssets Fund, Inc.

BlackRock Municipal 2030 Target Term Trust

BlackRock Municipal Income Fund, Inc.

BlackRock Municipal Income Quality Trust

BlackRock Municipal Income Trust

BlackRock Municipal Income Trust II

BlackRock MuniHoldings California Quality Fund, Inc.

BlackRock MuniHoldings Fund, Inc.

BlackRock MuniHoldings New Jersey Quality Fund, Inc.

BlackRock MuniHoldings New York Quality Fund, Inc.

BlackRock MuniHoldings Quality Fund II, Inc.

BlackRock MuniVest Fund II, Inc.

BlackRock MuniVest Fund, Inc.

Sch. C-1

BlackRock MuniYield Fund, Inc.

BlackRock MuniYield Michigan Quality Fund, Inc.

BlackRock MuniYield New York Quality Fund, Inc.

BlackRock MuniYield Pennsylvania Quality Fund

BlackRock MuniYield Quality Fund II, Inc.

BlackRock MuniYield Quality Fund III, Inc.

BlackRock MuniYield Quality Fund, Inc.

BlackRock New York Municipal Income Trust

BlackRock Private Investments Fund

BlackRock Resources & Commodities Strategy Trust

BlackRock Science and Technology Term Trust

BlackRock Science and Technology Trust

BlackRock Taxable Municipal Bond Trust

BlackRock Utilities, Infrastructure & Power Opportunities Trust

BlackRock Virginia Municipal Bond Trust

Fixed-Income Complex Open-End Funds*

BlackRock Allocation Target Shares

BATS: Series A Portfolio

BATS: Series C Portfolio

BATS: Series E Portfolio

BATS: Series I Portfolio

BATS: Series M Portfolio

BATS: Series P Portfolio

BATS: Series S Portfolio

BATS: Series V Portfolio

BlackRock Bond Fund, Inc.

BlackRock Sustainable Total Return Fund

BlackRock Total Return Fund

BlackRock California Municipal Series Trust

BlackRock California Municipal Opportunities Fund

BlackRock Funds IV

BlackRock Global Long/Short Credit Fund

BlackRock Sustainable Advantage CoreAlpha Bond Fund

BlackRock Systematic Multi-Strategy Fund

BlackRock Funds V

BlackRock Core Bond Portfolio

BlackRock Floating Rate Income Portfolio

BlackRock GNMA Portfolio

BlackRock High Yield Bond Portfolio

BlackRock Impact Mortgage Fund

BlackRock Income Fund

BlackRock Inflation Protected Bond Portfolio

BlackRock Low Duration Bond Portfolio

BlackRock Strategic Income Opportunities Portfolio

BlackRock Sustainable High Yield Bond Fund

BlackRock Sustainable Low Duration Bond Fund

Sch. C-2

BlackRock Multi-State Municipal Series Trust

BlackRock New Jersey Municipal Bond Fund

BlackRock New York Municipal Opportunities Fund

BlackRock Pennsylvania Municipal Bond Fund

BlackRock Municipal Bond Fund, Inc.

BlackRock High Yield Municipal Fund

BlackRock Impact Municipal Fund

BlackRock National Municipal Fund

BlackRock Short-Term Municipal Fund

BlackRock Municipal Series Trust

BlackRock Strategic Municipal Opportunities Fund

BlackRock Series Fund II, Inc.

BlackRock High Yield Portfolio

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds II, Inc.

BlackRock High Yield V.I. Fund

BlackRock Total Return V.I. Fund

Managed Account Series II

BlackRock U.S. Mortgage Portfolio

Master Bond LLC

Master Total Return Portfolio

*	Funds have alternative securities lending agency arrangement.

Sch. C-3

Exhibit A

Form of Securities Lending Agreement

Exhibit A-1